AUTHORIZATION LETTER
April 1, 2004
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Attn:  Filing Desk
To Whom It May Concern:
By means of this letter I authorize Shirley Singleton,
Kevin Rhodes and Brian Lynch, or any of them
individually, to execute and file on my behalf all
forms under Section 16(a) of the Securities Exchange
Act of 1934, as amended (the "Exchange Act"), that I
may be required to file with the Securities and
Exchange Commission as a result of my ownership of,
transactions in, securities of Edgewater Technology,
Inc. (the "Company").  Any of these individuals is
accordingly authorized to sign any Form 3, Form 4,
Form 5 or amendment thereto which I am required to
file with the same effect as if I had signed them
myself.
This authorization shall remain in effect until the
earliest to occur of (1) I am no longer required to
file Forms 3, 4 and 5 with regard to my ownership of
or transactions in securities of the Company, (2)
unless earlier revoked in writing by me.  I
acknowledge that none of the foregoing individuals is
assuming any of my responsibilities to comply with
Section 16 of the Exchange Act.
Yours truly,
/s/ Paul Guzzi			4/13/2004
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Paul Guzzi			Date



POWER OF ATTORNEY
         Know all by these presents, that the
undersigned hereby constitutes and appoints each of Gordon Y. Allison, Kevin R. Rhodes and Jen Chmieleski signing individually, the undersigned's true and lawful attorneys-in fact and agents to:
       (1) execute for and on behalf of the
undersigned, an officer, director or holder of 10% of more of a registered class of securities of Edgewater Technology, Inc. (the "Company"),
Forms 3, 4 and 5 in accordance with Section
16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules thereunder;
        (2) do and perform any and all acts for
and on behalf of the undersigned that may be necessary or desirable to complete and execute such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such forms or amendments with the United States
Securities and Exchange Commission and any stock exchange or similar authority; and
              (3) take any other action of any
nature whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
         The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section
16 of the Exchange Act.
         This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company,
(b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (c) as to any attorney-in-fact individually, until such attorney-in-fact shall no longer be employed by the Company.
         IN WITNESS WHEREOF, the undersigned has cause this Power of Attorney to be executed as of this 23rd day of May, 2003.

/s/ Wayne Wilson
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Wayne Wilson







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